EXHIBIT 5.1

             [LETTERHEAD OF STRADLEY, RONON, STEVENS & YOUNG, LLP]



                                 June 28, 2002



Board of Directors
Commercial Federal Corporation
13220 California Street
Omaha, Nebraska  68154

Re:      Commercial Federal Corporation
         2002 Stock Option and Incentive Plan
         -------------------------------------
         Registration Statement on Form S-8

Gentlemen:

     We have acted as counsel to and for Commercial Federal Corporation, a Nebraska corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission of a Registration Statement on Form S-8 (the "Registration Statement"), for the purpose of registering under the Securities Act of 1933, as amended, 2,100,000 shares (the "Shares") of the Company's common stock, $.01 par value per share (the "Common Stock"), issuable under the Commercial Federal Corporation 2002 Stock Option and Incentive Plan (the "Plan").

     In our capacity as counsel, we have been requested to render the opinion set forth in this letter and, in connection therewith, we have reviewed the following documents: (i) the Registration Statement; (ii) the Plan; (iii) the Company's Amended and Restated Articles of Incorporation and Amended and Restated Bylaws; (iv) certain minutes of meetings or unanimous consents of the Board of Directors and shareholders of the Company; and (v) a certificate of certain officers of the Company dated June 28, 2002 certifying to the truth and correctness of (iii) and (iv).

     In rendering this opinion, we have assumed and relied upon, without independent investigation, (i) the authenticity, completeness, truth and due authorization and execution of all documents submitted to us as originals, (ii) the genuineness of all signatures on all documents submitted to us as originals, and (iii) the conformity to the originals of all documents submitted to us as certified or photostatic copies.

     The law covered by the opinion expressed herein is limited to the Nebraska Business Corporation Act without regard to case law.

     This opinion letter is given only with respect to laws and regulations presently in effect. We assume no obligation to advise you of any changes in law or regulation which may hereafter occur, whether the same are retroactively or prospectively applied, or to update or supplement this letter in any fashion to reflect any facts or circumstances which hereafter come to our attention.

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     Based upon, and subject to, the  foregoing,  we are of the opinion that the
Shares when issued pursuant to and in accordance with the Plan will be validly issued, fully paid and nonassessable.

     We hereby consent to the use of this opinion as an exhibit to the Registration Statement and we further consent to the reference to our firm under the caption "Legal Opinion" in the Prospectus to which the Registration Statement relates and to any reference to our firm in the Prospectus as legal counsel who have passed upon the legality of the securities offered thereby.

                                           Very truly yours,

                                           STRADLEY, RONON, STEVENS & YOUNG, LLP



                                           By: /s/ Joan S. Guilfoyle
                                              ----------------------------------
                                              Joan S. Guilfoyle, A Partner